Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of Crescent Financial Bancshares, Inc. and the several undersigned Officers and Directors thereof whose signatures appear below hereby makes, constitutes and appoints Michael G. Carlton and Bruce W. Elder, and each of them severally, its and his or her true and lawful attorneys, with full power of substitution to execute, deliver and file in its or his or her name and on its or his or her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) Post Effective Amendments to the effective Registration Statements on Form S-8 and Form S-3 of Crescent Financial Corporation with respect to the registration under the Securities Act of 1933, as amended, of shares of common stock of Crescent Financial Bancshares, Inc., $0.001 par value per share, in connection with Crescent Financial Corporation’s merger with and into Crescent Financial Bancshares, Inc. and Crescent Financial Bancshares, Inc.’s status as “successor issuer” of Crescent Financial Corporation for purposes of Rule 414(d) under the Securities Act of 1933 (the “Act”), all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter the "Registration Statements"), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statements; and each of Crescent Financial Bancshares, Inc. and said Officers and Directors hereby grants to said attorneys full power and authority to do and perform each and every act and thing whatsoever as said attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Crescent Financial Bancshares, Inc. might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Crescent Financial Bancshares, Inc. and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its or his or her signatures as the same may be signed by said attorneys to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statements filed under the Act, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and all documents in support thereof or supplemental thereto, filed under such securities laws, regulations and requirements as may be applicable.

[signature page follows]

          IN WITNESS WHEREOF, Crescent Financial Bancshares, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

CRESCENT FINANCIAL BANCSHARES, INC. (Registrant)

By:	/s/ Michael G. Carlton
Michael G. Carlton
President and Chief Executive Officer

Dated:    November 16, 2011

SIGNATURE	CAPACITY

/s/ Michael G. Carlton Michael G. Carlton	Director, President and Chief Executive Officer

/s/ Bruce W. Elder Bruce W. Elder	Vice President and Secretary (Principal Financial Officer and Principal Accounting Officer)

/s/ Brent D. Barringer Brent D. Barringer	Director

/s/ William H. Cameron William H. Cameron	Director

/s/ James A. Lucas, Jr. James A. Lucas, Jr.	Director

/s/ Kenneth A. Lucas Kenneth A. Lucas	Director

/s/ Charles A. Paul, III Charles A. Paul, III	Director

/s/ Francis R. Quis, Jr. Francis R. Quis, Jr.	Director

/s/ Jon S. Rufty Jon S. Rufty	Director

/s/ Stephen K. Zaytoun Stephen K. Zaytoun	Director